Exhibit 99.1

                      OFFICER'S CERTIFICATE
                ANNUAL STATEMENT OF COMPLIANCE

        Salomon Brothers Mortgage Securities VII, INC.
                Mortgage Pass-Through Certificates
                        Series 2000-1






      Patsy M. Barker, Vice President of CitiMortgage, Inc. (CMI), and William S. Felts, Vice President of CitiMortgage, Inc. ("CMI"), pursuant to the Pooling and Servicing Agreement (the "Pooling Agreement") relating to the above-referenced Certificates, hereby certify that:


      (A) A review of the activities of CMI during the preceding calendar year and of its performance under the Pooling Agreements has been made under my supervision; and

      (B) To the best of my knowledge, based on such review, CMI has fulfilled all of its obligations under the Pooling Agreements throughout the preceding calendar year.


      IN WITNESS WHEREOF, I have executed this Certificate as of March 30, 2001.






                                    BY:     /s/Patsy M. Barker
                                    NAME:   Patsy M. Barker
                                    TITLE:  Vice President

                                    BY:     /s/ William S. Felts
                                    NAME:   William S. Felts
                                    TITLE:  Vice President